                                                                     EXHIBIT 3.1

                                                                          PAGE 1
                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PHARMACYCLICS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 1997, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                     [SEAL]




                                     /s/ EDWARD J. FREEL
                                     -----------------------------------
                                     Edward J. Freel, Secretary of State

2260594  8100                        AUTHENTICATION:   8312990

971033689                            DATE:             02/03/97

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                             OF PHARMACYCLICS, INC.
                             A DELAWARE CORPORATION



         Pharmacyclics, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

         DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is Pharmacyclics, Inc. and that the Corporation was originally incorporated on April 19, 1991, pursuant to the General Corporation Law.

         SECOND: The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by the directors and stockholders of the Corporation:

                  "RESOLVED, that the Restated Certificate of Incorporation of the Corporation (the "Certificate") shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                  The name of this corporation is Pharmacyclics, Inc.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         (A) Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twenty-Five Million (25,000,000) shares. Twenty-Four Million (24,000,000) shares shall be Common Stock, par value $0.0001 per share and One Million (1,000,000) shares shall be Preferred Stock, par value $0.0001 per share.

         (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Certificate of Incorporation, as amended and restated from time to time, and requirements and restrictions of applicable law ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         (C) Common Stock.

         1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, the assets of the Corporation, upon the liquidation, dissolution or winding up of the Corporation, shall be distributed to the holders of the Common Stock.

         3. Redemption. The Common Stock is not redeemable.


                                       2.

         4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                    ARTICLE V

         Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.


                                   ARTICLE VI

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                   ARTICLE IX

         In the event the Corporation is subject to Section 2115 of the California Corporations Code, Section A of this Article shall apply. Otherwise, Section B of this Article shall apply.

         A. California. The liability of each and every director of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If California law is hereafter amended to authorize, with the approval of a Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of



                                       3.

fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by California law, as so amended.

         B. Delaware. To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         C. Consistency. In the event of any inconsistency between Sections A and B of this Article, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which provides to the director in question the greatest protection from liability.

         D. Effect of Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.


                                    ARTICLE X

         In the event the Corporation is subject to Section 2115 of the California Corporations Code, Section A of this Article shall apply. Otherwise, Section B of this Article shall apply.

         A. California. To the fullest extent permitted by California law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporations
Code) through bylaw provision, agreements with agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the Corporation and its stockholders.

         B. Delaware. To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) though bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law,



                                       4.

subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

         C. Consistency. In the event of any inconsistency between Sections A and B of this Article, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or other person in question the provision of the fullest, most prompt, most certain or otherwise most favorable indemnification and/or advancement.

         D. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

         IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this 29th day of January, 1997.


                                       PHARMACYCLICS, INC.



                                       By: /s/ RICHARD A. MILLER
                                           -------------------------------------
                                           Richard A. Miller
                                           President and Chief Executive Officer


ATTEST:


 /s/ J. STEPHAN DOLEZALEK
-----------------------------
J. Stephan Dolezalek
Secretary


                                       5.